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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)

                                  March 7, 2005

                          MIRAVANT MEDICAL TECHNOLOGIES

             (Exact name of registrant as specified in its charter)

            DELAWARE                      0-25544               77-0222872
            --------                      -------               ----------
 (State or other jurisdiction of  (Commission File Number)       (IRS Employer
         incorporation)                                      Identification No.)

                                336 Bollay Drive

                             Santa Barbara, CA 93117

          (Address of principal executive offices, including zip code)

                                 (805) 685-9880

              (Registrant's telephone number, including area code)

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ]  Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

     Effective March 7, 2005, Miravant Medical Technologies entered into a Note and Warrant Purchase Agreement, or the March 2005 Debt Agreement, with a private accredited investor, or the March 2005 Lender. The $15.0 million Debt Agreement allows us to borrow up to $1.0 million per month, with any unused monthly borrowings to be carried forward. The maximum aggregate loan amount is $15.0 million with the last available borrowing in June 2006. Each Note and accrued interest, if any, will be convertible into shares of our Common Stock at a conversion price of one hundred ten percent (110%) of the average monthly closing price of the month preceding the issuance of each Note. The March 2005 Lenders' obligation to fund each borrowing request is subject to material conditions described in the March 2005 Debt Agreement. In addition, the borrowings are secured by Miravant's assets to the extent of the amount borrowed.

     The Lenders may determine not to advance funds to the Company under the March 2005 Debt Agreement, either because certain specified conditions have not been satisfied, because the Company's operations are, in their judgment, not meeting its business objectives, or for any other reason, in the Lenders' sole discretion. In addition, the Company is subject to negative covenants and other restrictions as described in the March 2005 Debt Agreement.

     A separate convertible promissory note will be issued for each loan and such Notes will earn interest quarterly at prime rate plus 3% per annum and at our option and subject to certain restrictions, we may make interest payments in cash or in shares of Common Stock. In addition, the notes will be due December 31, 2009. The interest on each Note can be accrued and added to the existing Notes. Each Note and any accrued interest can be converted into shares of Miravant's Common Stock at any time.

     In connection with each borrowing under the March 2005 Debt Agreement, we will issue a warrant to purchase one-quarter (1/4) of a share of Miravant Common Stock for each convertible share of Common Stock issued. The exercise price of each warrant will be equal to one hundred ten percent (110%) of the average monthly closing price of the month preceding the issuance of each Note. Each warrant will terminate on December 31, 2013, unless previously exercised. We have also agreed to provide the March 2005 Lender certain registration rights in connection with this transaction.

         Additionally, in connection with the March 2005 Debt Agreement we have agreed to extend all prior warrants issued to the March 2005 Lender to December 31, 2013. A total of 8,075,000 warrants were extended relating to past equity and debt agreements with this lender. These warrants had original expiration dates ranging from August 2007 through December 2008.

     We intend to use the proceeds of the borrowings to fund our confirmatory Phase III clinical trial for PHOTREX, in addition to funding our ongoing research, development programs and for general corporate purposes. A copy of the Note and Warrant Purchase Agreement, and related Registration Rights Agreement, Security Agreement, form of Warrants and Convertible Promissory Note and Press Release are filed as exhibits to this report and are incorporated in this report by reference.

Item 9.01.  Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit No.    Description



     10.1 Note and Warrant Purchase Agreement dated March 7, 2005 between the Registrant and the Purchaser.
     4.1 Registration Rights Agreement dated March 7, 2005 between the Registrant and the Purchaser.
     4.2 Security Agreement dated March 7, 2005 between the Registrant and the Purchaser.
     4.3 Form of Convertible Promissory Note between the Registrant and the Purchaser.
     4.4       Form of Note Warrant between the Registrant and the Purchaser.
     99.1      Press Release dated March 8, 2005


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               MIRAVANT MEDICAL TECHNOLOGIES

                             By:/s/ John M. Philpott
                              ------------------------------------
                                John M. Philpott
                                Chief Financial Officer

Date:  March 10, 2005


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                                  EXHIBIT INDEX

Exhibit No.    Description



     10.1 Note and Warrant Purchase Agreement dated March 7, 2005 between the Registrant and the Purchaser.
     4.1 Registration Rights Agreement dated March 7, 2005 between the Registrant and the Purchaser.
     4.2 Security Agreement dated March 7, 2005 between the Registrant and the Purchaser.
     4.3 Form of Convertible Promissory Note between the Registrant and the Purchaser.
     4.4       Form of Note Warrant between the Registrant and the Purchaser.
     99.1      Press Release dated March 8, 2005